UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2010

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On October 24, 2010, Quicksilver Resources Inc. (“Quicksilver”) entered into a confidentiality agreement (the “Confidentiality Agreement”) with a group of investors consisting of members of the Darden family (the “Investor Group”).  Pursuant to the Confidentiality Agreement, Quicksilver will make available to the Investor Group certain non-public information regarding Quicksilver and its operations.  Under a standstill provision of the Confidentiality Agreement, the Investor Group has agreed that, for the six-month period after the date of the Confidentiality Agreement, it will not acquire any additional shares of Quicksilver’s common stock or other equity interests in Quicksilver without the prior approval of the transaction committee of Quicksilver’s Board of Directors.

The foregoing description of the Confidentiality Agreement does not purport to be complete and is qualified in its entirety by the Confidentiality Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

 Item 8.01.  Other Events.

On October 25, 2010, Quicksilver issued a press release announcing the entry into the Confidentiality Agreement described in Item 1.01 of this Current Report.  A copy of the press release, which is attached as Exhibit 99.1 to this Current Report, is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

10.1	Confidentiality Agreement dated October 24, 2010

99.1	Press Release dated October 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President –
Chief Financial Officer

Date:  October 25, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Confidentiality Agreement dated October 24, 2010

99.1	Press Release dated October 25, 2010